SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549
                             --------------------

                                   FORM 8-K
                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               November 17, 2000
                       (Date of earliest event reported)

                             OPENWAVE SYSTEMS INC.
            (Exact name of Registrant as specified in its charter)


           Delaware                000-25687              94-3219054
           (State of         (Commission File No.)       (IRS Employer
       incorporation or                               Identification No.)
         organization)


                             800 Chesapeake Drive
                               Redwood City, CA
                   (Address of principal executive offices)


                                     94063
                                  (zip code)


                                (650) 562-0200
             (Registrant's telephone number, including area code)





ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

         (a) On November 17, 2000, Openwave Systems Inc. ("Openwave", formerly known as Phone.com, Inc. ("Phone.com")) consummated its pending merger with Software.com, Inc. ("Software.com"). The transaction was closed pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of August 8, 2000, as amended, by and among Phone.com, Silver Merger Sub Inc. ("Merger Sub"), and Software.com. As a result of the transaction, Software.com became a wholly owned subsidiary of Phone.com. The purchase price consisted of the issuance of 94,506,060 shares of Phone.com common stock in exchange for all the outstanding common stock of Software.com as of the date of consummation based on an exchange ratio equal to 1.6105 shares of Phone.com common stock for each share of Software.com common stock acquired. Approximately 12,520,161 of such shares of Phone.com common stock were reserved for issuance in connection with the assumption of Software.com's outstanding employee benefit plans, options and employee stock purchase plans pursuant to the Merger Agreement.

         The basic terms of the Merger Agreement, the method used for determining the amount of consideration paid by Phone.com and the relationships between Phone.com and Software.com and their respective directors and executive officers were described in the joint proxy statement/prospectus, dated October 10, 2000, filed in connection with Phone.com's Registration Statement on Form S-4 (No. 333-44926), which is incorporated herein by reference. Software.com's assets consist of cash, receivables, inventory, property and equipment, and other tangible and intangible assets.

         The approval of the Merger Agreement and the transactions associated with it by the stockholders of each of Phone.com and Software.com and the consummation of the merger of Merger Sub with and into Software.com was announced in a press release of Phone.com, dated November 17, 2000, a copy of which is filed as an exhibit hereto.

         (b) The acquisition by Openwave of shares of Software.com common stock pursuant to the Merger Agreement is deemed the indirect acquisition of the assets of Software.com represented thereby, including Software.com's equipment and other physical property. Software.com utilizes such assets in the conduct of its business as a provider of Internet infrastructure software for wireline and wireless service providers. Openwave will continue to utilize such assets in the conduct of its business as a provider of Internet infrastructure and application software.


ITEM 5.     OTHER EVENTS.

         On November 17, 2000, Openwave took additional actions required pursuant to the terms of the Merger Agreement. Effective on November 17, 2000, Phone.com, Inc. changed its corporate name to "Openwave Systems Inc." The name change was effected by the merger of a newly-formed, wholly-owned subsidiary of Phone.com with and into Phone.com, pursuant to Section 253 of the General Corporation Law of the State of Delaware. Phone.com was the surviving corporation of the merger. The only effect of the merger was to change the corporate name of Phone.com from "Phone.com, Inc." to "Openwave Systems Inc."

         Further, prior to the effective time of the Merger, each of David Kronfeld and Reed Hundt resigned as a Director of Phone.com. Phone.com's board of directors appointed Bernard Puckett to serve as a Director of Phone.com until the annual meeting of stockholders for 2001; and appointed John MacFarlane to serve as a Director of Phone.com until the annual meeting of stockholders for 2002. Certain additional officers were appointed, as further described in a press release of Phone.com, dated August 9, 2000, a copy of which is filed as an exhibit hereto and is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS.

         (a) Financial Statements of Businesses Acquired

         The financial statements required by this Item will be filed by amendment approximately 60 days from the date of filing of this current report on Form 8-K.

         (b) Pro Forma Financial Information

         The pro forma financial information required by this Item will be filed by amendment approximately 60 days from the date of filing of this current report on Form 8-K.

         (c) Exhibits

               99.1  Press Release issued by Phone.com on August 9, 2000

               99.2  Press Release issued by Phone.com on November 17, 2000



                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                        OPENWAVE SYSTEMS INC.


                        By: /s/ Alan Black
                             ------------------------------------------
                        Name:  Alan Black
                        Title: Senior Vice President, Corporate Affairs,
                               Chief Financial Officer and Treasurer


Date: November 29, 2000




                                  EXHIBIT INDEX


EXHIBIT           DESCRIPTION

99.1              Press Release issued by Phone.com on August 9, 2000

99.2              Press Release issued by Phone.com on November 17, 2000